Exhibit 10.10
INTERNATIONAL PAPER COMPANY
2009 INCENTIVE COMPENSATION PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

The International Paper Company 2009 Incentive Compensation Plan (the “Plan”), provides for the award of restricted stock units(“RSU’s”), which are a derivative security based on shares of common stock of International Paper Company, a New York corporation (the “Company”). The terms and provisions of the Plan are incorporated by reference herein.

For services performed for the International Paper group of companies by [NAME] (the “Employee”), it is hereby agreed between the Company and the Employee as follows:

1.    Definitions

The term “Share” or “Stock” as used in this Restricted Stock Unit Award Agreement shall mean a share of common stock, $1.00 par value, of International Paper Company.

The term “Restricted Stock Unit” or “RSU” under this Award Agreement shall mean a right to receive payment in Shares.

2.	Compliance with Law and Regulations

It is the intention of the parties that this Restricted Stock Unit Award Agreement, and any securities issued pursuant to this Restricted Stock Unit Award Agreement, shall comply with all provisions of federal and applicable state securities laws.

3.	Award of Restricted Stock Units

(a)    Subject to the provisions of the Plan and this Restricted Stock Unit Award Agreement, the Company hereby awards and authorizes the issuance to Employee of [###] Restricted Stock Units. Such Restricted Stock Units shall be issued with the restriction that the Employee may not sell, transfer, pledge, or assign the Shares associated with the Restricted Stock Units until the Restricted Stock Units are earned and the restrictions are removed as described below, and shall be subject to forfeiture and cancellation pursuant to the provisions of the Plan and this Restricted Stock Unit Award Agreement. The Employee shall have no voting rights with regard to Restricted Stock Units until the award vests. The Employee shall be eligible to receive dividends on the Restricted Stock Units to the extent dividends are paid by the Company to equity owners. All dividends paid on Restricted Stock Units shall be reinvested in additional Restricted Shares (which shall be subject to being earned by the Employee on the same basis as the original Restricted Stock Units). All Restricted Stock Units awarded under this Restricted Stock Unit Award Agreement, and purchased with reinvested dividends, shall be uncertificated shares with notations describing the applicable restrictions of the

Plan and this Restricted Stock Unit Award Agreement, and no stock certificates shall be issued by the Company or its designated custodian until the restrictions are removed. No award or share under this Plan, and no rights or interest herein, shall be assignable or transferable by the Employee, except at death by will or by the laws of descent and distribution.

(b)    The number of Shares determined by the Committee to have been earned by Employee under the Plan and this Restricted Stock Unit Award Agreement shall be final, conclusive and binding upon all parties, including the Employee, the Company, and its shareholders.

4.	Method of Earning Restricted Stock Units and Removal of Restrictions

The restrictions on this Restricted Stock Unit Award shall be removed, and the award shall vest, pursuant to the following schedule:

[###] shares on [DATE]

(a)    Upon death of the Employee or the Employee's becoming disabled as such condition is determined in the sole discretion of the Committee, if earlier;

(b)    If Employee ceases to be an active employee of the Company prior to [INSERT VESTING DATE FROM ABOVE] for any reason other than death or disability as described above, all of the Restricted Shares under this Agreement shall be canceled and forfeited; or

(c)     Except as may be provided in a Change-in-Control Agreement between the Company and the Employee, upon a change in control of the Company, unless an award meeting the following requirements (the “Replacement Award”) is provided in substitution for this Restricted Stock Unit Award:

(i)
it relates to equity securities of the Company or its successor following the change in control or another entity that is affiliated with the Company or its successor following the change in control and such equity securities are publicly traded and registered under the Securities Exchange Act of 1934;

(ii)	it has a value at least equal to the value of this Restricted Stock Unit Award as of the date of the change in control as determined by the Committee;

(iii)	it does not contain any performance goals and only vests based on the Employee’s continued service with the Company or its successor following the change in control;

(iv)
its forfeiture provisions, transfer restrictions and any other restrictions lapse based upon the original vesting period of this Restricted Stock Unit Award; provided, however, that the restrictions on the Replacement Award will be removed, and the award will vest, if within two years after the effective date of the change in control, the Employee’s employment is terminated without Cause or the Employee resigns for Good Reason; and

(v)
its other terms and conditions are not less favorable to the Employee than the terms and conditions of this Restricted Stock Unit Award (including the provisions that would apply in the event of a subsequent change in control).

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of this Restricted Stock Unit Award provided that the preceding requirements of this subsection are satisfied. The determination of whether the requirements of this subsection are satisfied shall be made by the Committee, as constituted immediately prior to the change in control, in its sole discretion.

5.	Designation of Beneficiary

The Employee may file with the Company a designation of a beneficiary or beneficiaries on a form approved by the Company, which designation may be changed or revoked by the Employee's sole action, provided that the change or revocation is filed with the Company on a form approved by it. In case of the death of the Employee before termination of employment or after disability, any portion of the Employee's award to which the Employee's designated beneficiary or estate is entitled under the Plan and this Restricted Stock Unit Award Agreement shall be paid to the beneficiary or beneficiaries so designated or, if no beneficiary has been designated or survives the Employee, shall be delivered as directed by the executor or administrator of the Employee's estate.

6.    Other Terms and Conditions
(a)    Employee (or his or her estate or beneficiary) shall promptly provide all information related to this Restricted Stock Unit Award Agreement requested by the Company for its tax returns.

(b)    Employee represents that Employee is familiar with the terms and provisions of the Plan, and hereby accepts the Restricted Stock Units awarded under this Restricted Stock Unit Award Agreement subject to all the terms and provisions of the Plan and this Restricted Stock Unit Award Agreement. Employee hereby agrees to accept as binding, conclusive and final all decisions which are made by the Committee with respect to interpretations of the terms of the Plan or this Restricted Stock Unit Award Agreement and with respect to any questions or disputes arising under the Plan or this Restricted Stock Unit Award Agreement.

(c)    All of the terms and conditions of the Plan and this Restricted Stock Unit Award Agreement shall be binding upon any surviving spouse, beneficiary, executor, administrator, heirs, successors or assigns of Employee.

(d)    Participation in the Plan, and execution of this Restricted Stock Unit Award Agreement, shall not give the Employee any right to a subsequent award, nor any right to continued employment by the Company or its subsidiaries for any period, nor shall the granting of an award or execution of this Restricted Stock Unit Award Agreement give the Company or its subsidiaries any right to continued services of the Employee for any period.

7.	Non-Competition and Non-Solicitation Agreements

Employee shall be required to execute both a Non-Competition and Non-Solicitation Agreement as a condition to receiving the award of Restricted Stock Units. The Non-Competition and Non-Solicitation Agreements entered into between the Company and the Employee shall be attached to this Restricted Stock Unit Award Agreement, and are hereby incorporated by reference to this Restricted Stock Unit Award Agreement.

8.    Applicable Law and Choice of Forum

This Restricted Stock Unit Award Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its rules of conflict of laws). The parties expressly agree that any appropriate state or federal district court located in the County of Westchester, State of New York shall have exclusive jurisdiction over any and all cases or controversies arising under or in connection with the Restricted Stock Unit Award or this Restricted Stock Unit Award Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties hereby waive any and all defenses to lack of personal jurisdiction with respect to such agreed upon forum.

IN WITNESS WHERE OF, the parties hereby execute this Restricted Stock Unit Award Agreement, effective as of [DATE].

INTERNATIONAL PAPER COMPANY

By:        ____________________________________
Title:         Senior Vice President, Human Resources & Communications

[NAME OF EMPLOYEE]:

Signature of Employee: ___________________________________

Social Security Number: __________________________________